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                                 EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement"), dated as of November 15, 1996, by and between TMP WORLDWIDE INC., a Delaware corporation (the "Company"), and ANDREW J. MCKELVEY ("Employee").

                                 PRELIMINARY RECITALS

         The Company desires that Employee be employed to serve in a senior executive capacity with the Company, and Employee desires to be so employed by the Company, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.   EMPLOYMENT.

              1.1 ENGAGEMENT OF EMPLOYEE. The Company agrees to employ Employee and Employee agrees to accept employment as Chairman of the Board and President of the Company, all in accordance with the terms and conditions of this Agreement.

              1.2 DUTIES AND POWERS. During the Employment Period (as defined below), Employee will serve as Chairman of the Board and President of the Company and will have such responsibilities, duties and authorities, and will render such services of an executive and administrative character and act in such other executive capacity for the Company and its affiliates (as defined below) as shall from time to time be reasonably directed by the Company's board of directors (the "Board"). Employee shall devote Employee's best efforts, energies and abilities and substantially all of Employee's business time, skill and attention to the business and affairs of the Company. The Company shall nominate Employee for election as a director of the Company for all periods of Employee's employment hereunder. Notwithstanding anything herein to the contrary, Employee may engage in other activities so long as such activities do not unreasonably interfere with Employee's performance of his duties hereunder.

              1.3 EMPLOYMENT PERIOD. Employee's employment under this Agreement shall begin on the date hereof and shall continue through and until November 14, 2001 (the "Initial Employment Period"). Thereafter, the term of this Agreement shall automatically be renewed for successive one year terms (each, a "Renewal Period") unless either party shall give the other notice of nonrenewal at least ninety (90) days prior to the expiration of the then current Initial Employment Period or Renewal Period, as the case may be.
Notwithstanding anything to the contrary contained herein, the Initial Employment Period and each Renewal Period are subject to termination pursuant to SECTIONS 1.4, 1.5 and 1.6 below. The Initial Employment Period and all Renewal Periods are sometimes collectively referred to herein as the "Employment Period".

              1.4 TERMINATION BY THE COMPANY. In addition to the nonrenewal rights of the Company set forth in SECTION 1.3 hereof, the Company has the right to terminate the Employment Period (and, consequently, Employee's employment under this Agreement), by notice


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to Employee in writing at any time, (i) for "Cause" or (ii) without Cause for any or no reason, subject to the provisions of SECTION 2.2. Any such termination shall be effective upon the date of service of such notice pursuant to SECTION 4.6.

              "Cause" as used herein means the occurrence of any of the following events:

              (a) any repeated willful failure or refusal of Employee to perform Employee's duties that continues or shall not have ceased within 30 days after the Board has given written notice to Employee specifying in reasonable detail the manner in which Employee has failed to perform such duties or comply with such directions; or

              (b) conviction (which, through lapse of time or otherwise, is not subject to appeal) of (i) a felony or (ii) any crime involving moral turpitude.

              1.5 TERMINATION BY EMPLOYEE. In addition to the nonrenewal rights of Employee set forth in SECTION 1.3 hereof, Employee has the right to terminate the Employment Period (and, consequently, Employee's employment under this Agreement) by ninety (90) days prior written notice to the Company for any or no reason (a "Voluntary Termination"). Notwithstanding anything to the contrary contained herein, the Company may accelerate the effective date of a Voluntary Termination to any date including, but not limited to, the date on which notice is received by the Company. Following a notice of Voluntary Termination, Employee agrees to fulfill Employee's duties hereunder and shall cooperate fully in completion and turnover of all matters involving Employee until such termination becomes effective, unless otherwise consented to by the Company.

              1.6 ADDITIONAL TERMINATION. The Employment Period shall automatically terminate upon Employee's death or upon thirty days' written notice from the Board in the event of Disability. Employee shall be deemed to have a "Disability" for purposes of this Agreement if Employee is unable to perform, by reason of physical or mental incapacity, Employee's duties or obligations under this Agreement, for a total period of 270 days in any 360-day period. The Board shall determine, according to the facts then available, whether and when the Disability of Employee has occurred. Such determination shall be made by the Board in the exercise of reasonable discretion.

         2.   COMPENSATION AND BENEFITS.

              2.1 SALARY. In consideration of Employee performing Employee's duties under this Agreement, during the Employment Period, the Company will pay Employee a base salary at a rate of one million five hundred thousand dollars ($1,500,000) per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. If the Employment Period is terminated pursuant to SECTION 1.4, SECTION 1.5 or SECTION 1.6 above, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee, subject to the provisions of SECTION 2.2 below.


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              2.2  COMPENSATION AFTER TERMINATION.

              (a) If the Employment Period or this Agreement is terminated (i) by the Company for Cause, (ii) by Employee pursuant to a Voluntary Termination, or (iii) through expiration or nonrenewal of the Employment Period, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination date (except payment of Employee's Base Salary and benefits described in SECTION 2.3 hereof, including but not limited to mandatory bonuses, in each case which have accrued through the date of termination or expiration), and the Company shall continue to have all other rights available hereunder. If the Employment Period or this Agreement is terminated by virtue of Employee's death or Disability, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination date (except payment of Employee's Base Salary and benefits described in SECTION 2.3 hereof, including but not limited to mandatory bonuses, through the date which is one hundred eighty (180) days after such termination) and the Company shall continue to have all other rights available hereunder.

              (b) If the Employment Period is terminated by the Company without Cause, Employee shall be entitled to receive as severance pay (i) Employee's Base Salary hereunder, and (ii) the benefits described in
    SECTION 2.3 hereof, including but not limited to mandatory bonuses, in each case for the period of time which would have been remaining in the Initial Employment Period or the Renewal Period, as the case may be, in absence of such termination, payable at such times and in such manner as would have been the case had Employee remained employed hereunder.

              2.3  OTHER BENEFITS.

              (a)  VACATION AND EMPLOYEE BENEFITS.    During the Employment
    Period, Employee shall be entitled to such vacations and to participate in and receive any other fringe benefits customarily provided by the Company to its senior management personnel, including but not limited to hospitalization and health and disability insurance to the extent offered by the Company.

              (b) BUSINESS EXPENSES. During the Employment Period, the Company will reimburse Employee in accordance with Company policy for Employee's normal out-of-pocket expenses incurred in the course of performing Employee's duties hereunder. Employee shall provide the Company with all receipts and documentation supporting such expenses as may reasonably be requested by the Company.

              (c) MANDATORY BONUSES. With respect to each three month period of the Employment Period, Employee shall be entitled to and shall be paid a mandatory non-discretionary bonus of three hundred seventy-five thousand dollars ($375,000), payable no later than the last day of the three month period to which it relates.



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              2.4  TAXES, ETC.  All compensation payable to Employee hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld.

         3. CONFIDENTIAL INFORMATION. During the term of this Agreement and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior consent of the Board, furnish, make available or disclose to any third party or use for the benefit of Employee or any third party, any Confidential Information. As used in this SECTION 3, "Confidential Information" shall mean any trade secret, proprietary or confidential information relating to the business or affairs of the Company, the Business, any Other Business, or the Company's affiliates, including but not limited to information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other trade secret, proprietary or confidential information used by the Company or its affiliates, including, without limitation, computer, software, hardware and related information; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company and/or its affiliates. As used in this Agreement, the term "affiliate" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended, and shall include each past and present affiliate of such person or entity. If this Agreement or the Employment Period expires or is terminated for any reason, then, notwithstanding such termination, the provisions contained in this SECTION 3 shall remain in full force and effect. Employee acknowledges and agrees that the covenants set forth in this
SECTION 3 are reasonable and necessary for the protection of the business interests of the Company and its affiliates, that irreparable injury will result to the Company and its affiliates if Employee breaches any of the terms hereof and that in the event of Employee's actual or threatened breach of any such terms, the Company and its affiliates may have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by Employee of any of the terms of this SECTION 3, the Company and its affiliates shall be entitled to injunctive relief, specific performance and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company and its affiliates from pursuing any other remedies available to them for such breach or threatened breach, including but not limited to the recovery of damages.

         4.   MISCELLANEOUS.

              4.1 ASSIGNMENT. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto, whether so expressed or not.

              4.2 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes and preempts all prior oral or written understandings and agreements with respect to the subject matter hereof.



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              4.3  SEVERABILITY.  Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

              4.4 AMENDMENT; MODIFICATION. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

              4.5 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflict of laws.

              4.6 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by courier, or (c) delivered by certified or registered mail, return receipt requested and first class postage prepaid, in each case to the parties at their addresses set forth below or such other addresses as the recipient party has specified by prior written notice to the sending party. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

              (a)  If to Employee:

                        c/o TMP Worldwide Inc.
                        1633 Broadway, 33rd Floor
                        New York, NY  10019

              (b)  If to the Company:

                        TMP Worldwide Inc.
                        1633 Broadway, 33rd Floor
                        New York, NY  10019
                        Attention: Board of Directors




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              4.7  COUNTERPARTS.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

              4.8 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

              4.9 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               COMPANY:

                                               TMP WORLDWIDE INC.



                                               By:  /s/ THOMAS G. COLLISON
                                                    --------------------------
                                                    Name:  Thomas G. Collison
                                                    Title: Senior Vice President


                                               EMPLOYEE:


                                               /s/ ANDREW J. MCKELVEY
                                               -----------------------------
                                               Andrew J. McKelvey




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